200 Munsonhurst Road

Franklin, NJ 07416

SUSSEX BANCORP REPORTS IMPROVEMENT IN ASSET QUALITY FOR 2012

FRANKLIN, NEW JERSEY – January 31, 2013 – Sussex Bancorp (the “Company”) (NasdaqGM: SBBX), the holding company for Sussex Bank (the “Bank”) today announced an improvement of 30.1% in non-performing assets (“NPAs”) for 2012. In addition, overall problem assets are down 44.4% from their historical high at March 31, 2010 and the ratio of NPAs to total assets improved to 4.6% at December 31, 2012 from 6.7% at December 31, 2011. The Company also reported full year results for net income of $735 thousand, or $0.23 per basic share and $0.22 per diluted share, for fiscal year 2012 as compared to $2.5 million, or $0.76 per basic share and $0.74 per diluted share, for the same period last year.

“We have made significant progress towards reducing our legacy problem assets, which was one of our primary goals for 2012. This quarter, we have reduced our non-performing assets by 30.1% and our total problem assets by 29.5% as compared to the same period last year. With the prospective sales of several foreclosed real estate properties we are hopeful that this momentum will continue into 2013”, said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank. “Our operating results have been negatively affected by high levels of credit quality costs related to legacy problem assets. As we continue to reduce our problem assets, we will further improve our financial performance,” added Mr. Labozzetta.

Operating Performance

For the quarter ended December 31, 2012, the Company reported a net loss of $97 thousand, or $(0.03) per basic and diluted share, as compared to $515 thousand, or $0.16 per basic share and $0.15 per diluted share, for the same period last year. The decrease for the quarter ended December 31, 2012 in net income was largely due to higher expenses and write-downs related to foreclosed real estate of $988 thousand and to higher provision for loan losses of $790 thousand as compared to the same period last year. The aforementioned increases in expenses were partly offset by a $659 thousand increase in gain on the sale of securities.

The Company attributed the decrease in net income of $1.7 million, or 70.2%, to $735 thousand for the year ended December 31, 2012, as compared to the same period last year, to an increase in expenses and write-downs related to foreclosed real estate (+$1.7 million), greater provision for loan losses (+$1.0 million), higher operating costs resulting from growth initiatives of the Company and a decline in the net interest margin. These increases in expenses were partly offset by increases in gains on the sale of securities (+$1.2 million) and higher Tri-State Insurance Agency, Inc. net income before taxes of $109 thousand, or 71.5%, for the year ended December 31, 2012 as compared to the same period last year.

Net Interest Income. Net interest income on a fully tax equivalent basis declined $149 thousand, or 3.5%, to $4.1 million for the fourth quarter of 2012 as compared to $4.3 million for same period in 2011. The decrease in net interest income was largely due to the Company’s net interest margin declining 18 basis points to 3.41% for the fourth quarter of 2012 compared to the same period last year. The decline in the net interest margin was mostly due to a 33 basis point decline in the average rate earned on loans. This decline in net interest income was partially offset by a decrease in the average rate paid on total interest bearing liabilities, which decreased 22 basis points to 0.84% for the fourth quarter of 2012 from 1.06% for the same period in 2011 and a $9.1 million, or 1.9%, increase in average interest earning assets, principally securities.

Net interest income, on a fully tax equivalent basis, decreased $762 thousand, or 4.4%, to $16.8 million for the year ended December 31, 2012, as compared to $17.5 million for same period in 2011. The Company’s net interest margin declined 35 basis points to 3.52% for the year ended December 31, 2012, compared to 3.87% for the same period last year. The decline was mostly attributed to a 34 basis point decline in the average rate earned on loans to 5.19%, which was partly offset by a 19 basis point decrease in the average rate paid on interest bearing liabilities to 0.90% for the year ended December 31, 2012, as compared to the same period last year and a $23.5 million, or 5.2%, increase in average interest earning assets, principally securities.

Provision for Loan Losses. Provision for loan losses increased $790 thousand to $1.4 million for the fourth quarter of 2012, as compared to $618 thousand for the same period in 2011.

Provision for loan losses increased $1.0 million to $4.3 million for the year ended December 31, 2012, as compared to $3.3 million for the same period last year. The increases in the provision for loan losses for the quarter and year-ended December 31, 2012 were largely attributed to an increase in charge-offs related to the resolution of problem loans.

Non-interest Income. The Company reported an increase in non-interest income of $1.0 million, or 75.4%, to $2.3 million for the fourth quarter of 2012 as compared to the same period last year. The increase in non-interest income was largely due to increases of $659 thousand and $70 thousand in gains on the sale of securities and gains on the sale of foreclosed real estate, respectively. Additionally, there was a $231 thousand impairment write-down on equity securities that occurred in the same period last year that did not recur in 2012.

The Company reported an increase in non-interest income of $1.8 million, or 33.3%, to $7.0 million for the year ended December 31, 2012, as compared to the same period last year. The increase in non-interest income was largely due to increases in gains on sale of securities, insurance commissions and fees and other income, which increased $1.2 million, $214 thousand and $135 thousand, respectively. Additionally, there was a $231 thousand impairment write-down on equity securities that occurred in the same period last year that did not recur in 2012.

Non-interest Expense. The Company’s non-interest expenses increased $1.0 million, or 23.9%, to $5.2 million for the fourth quarter of 2012 as compared to the same period last year. The increase for the fourth quarter of 2012 versus the same period in 2011 was largely due to an increase in expenses related to foreclosed real estate and other expenses, which increased $988 thousand and $47 thousand, respectively.

The Company’s non-interest expenses increased $2.7 million, or 17.0%, to $18.5 million for the year ended December 31, 2012, as compared to the same period last year. The increase during 2012 compared to 2011 was largely due to increases in expenses and write-downs related to foreclosed real estate and salaries and benefits of $1.7 million and $459 thousand, respectively. The increase in expenses and write-downs related to foreclosed real estate was principally due to the prospective sales of foreclosed real estate properties. The increase in salaries and employee benefits was mostly attributed to costs related to the hiring of additional commercial lenders and support staff, higher medical benefit costs and severance costs of $110 thousand for a former executive during the first quarter of 2012.

Financial Condition Comparison

At December 31, 2012, the Company’s total assets were $514.7 million, an increase of $7.8 million, or 1.5%, as compared to total assets of $507.0 million at December 31, 2011. The increase in total assets was largely driven by securities growth of $23.5 million, or 23.4%, and net loans receivable growth of $10.3 million or 3.1%, which was partially offset by a decline in cash and cash equivalents of $25.8 million, or 68.9%.

Total loans receivable, net of unearned income, increased $8.0 million, or 2.4%, to $347.7 million at December 31, 2012, from $339.7 million at year-end 2011. During the year ended December 31, 2012, the Company originated approximately $70.0 million in new loans. The loan volume for 2012 was largely offset by pay-offs of non-performing loans and potential problem loans, loans repurchased from a participating bank, and loan charge-offs. During 2012, there were approximately $9.0 million in loans that the Company sold back to the participating bank that had originated the loans. The loans sold included $1.7 million in non-accrual loans and were part of approximately $12.0 million in loans that the Company had negotiated the full pay-off of all contractual amounts due (principal and interest plus $45,000 in fees). The remaining loans are scheduled to be sold back to the participating bank during the first quarter of 2013. Such loans were originated and purchased by the Company between the years of 2003 and 2009.

The Company’s securities portfolio, which includes securities available for sale and securities held to maturity, increased $23.5 million, or 23.4%, to $124.1 million at December 31, 2012, as compared to $100.6 million at December 31, 2011.

The Company’s total deposits increased $7.0 million, or 1.7%, to $432.4 million at December 31, 2012, from $425.4 million at December 31, 2011. The increase in deposits was due to an increase in non-interest bearing deposits of $3.6 million, or 8.1%, and an increase in interest bearing core deposits of $10.7 million, or 4.0%, which was partially offset by a decrease in time deposits of $7.2 million, or 6.5%, for December 31, 2012 as compared to December 31, 2011. The Company’s funding mix continues to improve as low cost deposits grow.

At December 31, 2012, the Company’s total stockholders’ equity was $40.4 million, an increase of $470 thousand when compared to December 31, 2011. At December 31, 2012, the leverage, Tier I risk-based capital and total risk-based capital ratios for the Bank were 9.27%, 12.93% and 14.18%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The overall credit quality of the Company continued positive trends through December 31, 2012, as our total problem assets declined $14.6 million, or 29.5%, from December 31, 2011. Our total problem assets totaled $34.9 million at December 31, 2012, as compared to $49.6 million at December 31, 2011, and have declined 44.4% from a historical high of $62.8 million at March 31, 2010. Loans internally rated “Substandard,” “Doubtful” or “Loss” are considered classified assets, while loans rated as “Special Mention” are considered criticized. Such risk ratings are consistent with the classification system used by regulatory agencies and are consistent with industry practices.

NPAs, which include non-accrual loans, loans 90 days past due and still accruing, performing troubled debt restructured loans and foreclosed real estate, decreased $10.3 million, or 30.1%, to $23.8 million at December 31, 2012, as compared to $34.0 million at December 31, 2011. The ratios of NPAs to total assets for December 31, 2012 and December 31, 2011 were 4.6% and 6.7%, respectively. The Company has been actively marketing its foreclosed real estate properties, which amounted to $5.1 million at December 31, 2012, with an average book value of approximately $267 thousand per property. Approximately $2.0 million, or 40%, of the Company’s total foreclosed real estate properties at December 31, 2012, are under contract for sale or are under letters of intent (“LOI”) to purchase. The increase of $1.7 million, or 413.0%, in expenses and write-downs related to foreclosed real estate for the year ended December 31, 2012, as compared to the same period last year was largely attributed to the foreclosed properties that are under contract for sale or under an LOI. In addition, the Company had a 62.4% improvement in loans past due 30 to 89 days to $2.8 million at December 31, 2012 as compared to December 31, 2011, which is the lowest level it has been in the last three years.

The allowance for loan losses was $5.0 million, or 1.4% of total loans, at December 31, 2012, compared to $7.2 million, or 2.1% of total loans, at December 31, 2011. The decline in the allowance for loan losses was largely attributed to $6.6 million in net charge-offs, which was in part offset by $4.3 million in provision for loan losses for the twelve months ended December 31, 2012.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and through its nine branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York; a loan production office in Rochelle Park, New Jersey and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Rochelle Park, New Jersey. For additional information, please visit the Company’s website at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project," or similar words. Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

Contacts:	Anthony Labozzetta, President/CEO

Steven Fusco, SVP/CFO

973-827-2914

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				12/31/12 VS.
	12/31/2012	9/30/2012	12/31/2011	12/31/2011	9/30/2012
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$124,102	$124,595	$100,581	23.4%	(0.4)%
Total loans	347,736	340,395	339,705	2.4%	2.2%
Allowance for loan losses	(4,976)	(6,721)	(7,210)	(31.0)%	(26.0)%
Total assets	514,734	504,294	506,953	1.5%	2.1%
Total deposits	432,436	417,341	425,376	1.7%	3.6%
Total borrowings and junior subordinated debt	38,887	38,887	38,887	-%	-%
Total shareholders' equity	40,372	41,182	39,902	1.2%	(2.0)%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$4,102	$4,239	$4,251	(3.5)%	(3.2)%
Provision for loan losses	1,408	1,104	618	127.8%	27.5%
Total other income	2,335	1,962	1,331	75.4%	19.0%
Total other expenses	5,201	4,295	4,199	23.9%	21.1%
(Loss) income before provision for income taxes (tax equivalent)	(172)	802	765	(122.5)%	(121.4)%
(Benefit) provision for income taxes	(235)	106	102	(330.4)%	(321.7)%
Taxable equivalent adjustment (a)	160	150	148	8.1%	6.7%
Net (loss) income	$(97)	$546	$515	(118.8)%	(117.8)%

Net income per common share - Basic	$(0.03)	$0.17	$0.16	(118.8)%	(117.6)%
Net income per common share - Diluted	$(0.03)	$0.17	$0.15	(120.0)%	(117.6)%

Return on average assets	(0.08)%	0.43%	0.41%	(118.4)%	(117.6)%
Return on average equity	(0.94)%	5.32%	5.22%	(118.0)%	(117.7)%
Net interest margin (tax equivalent)	3.41%	3.57%	3.59%	(5.1)%	(4.5)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$16,753	$12,651	$17,515	(4.4)%
Provision for loan losses	4,330	2,922	3,306	31.0%
Total other income	7,040	4,705	5,283	33.3%
Total other expenses	18,471	13,270	15,783	17.0%
Income before provision for income taxes (tax equivalent)	992	1,164	3,709	(73.3)%
(Benefit) provision for income taxes	(329)	(94)	637	(151.6)%
Taxable equivalent adjustment (a)	586	426	602	(2.6)%
Net income	$735	$832	$2,470	(70.2)%

Net income per common share - Basic	$0.23	$0.26	$0.76	(69.7)%
Net income per common share - Diluted	$0.22	$0.25	$0.74	(70.3)%

Return on average assets	0.19%	0.22%	0.51%	(62.4)%
Return on average equity	2.41%	2.74%	6.44%	(62.6)%
Net interest margin (tax equivalent)	3.52%	3.56%	3.87%	(9.1)%

SHARE INFORMATION:
Book value per common share	$11.88	$12.12	$11.83	0.4%	(2.0)%
Outstanding shares- period ending	3,397,873	3,397,873	3,372,949	0.7%	-%
Average diluted shares outstanding (year to date)	3,287,017	3,282,226	3,327,379	(1.2)%	0.1%

CAPITAL RATIOS:
Total equity to total assets	7.84%	8.17%	7.87%	(0.4)%	(4.0)%
Leverage ratio (b)	9.27%	9.36%	9.29%	(0.2)%	(1.0)%
Tier 1 risk-based capital ratio (b)	12.93%	13.18%	12.98%	(0.4)%	(1.9)%
Total risk-based capital ratio (b)	14.18%	14.44%	14.24%	(0.4)%	(1.8)%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$17,871	$23,993	$24,283	(26.4)%	(25.5)%
Loans 90 days past due and still accruing	209	59	803	(74.0)%	254.2%
Troubled debt restructured loans (c)	608	603	3,411	(82.2)%	0.8%
Foreclosed real estate	5,066	5,158	5,509	(8.0)%	(1.8)%
Non-performing assets	$23,754	$29,813	$34,006	(30.1)%	(20.3)%

Foreclosed real estate, criticized and classified assets	$34,946	$42,462	$49,584	(29.5)%	(17.7)%
Loans past due 30 to 89 days	$2,754	$7,040	$7,319	(62.4)%	(60.9)%
Charge-offs, net (quarterly)	$3,146	$619	$803	291.8%	408.2%
Charge-offs, net as a % of average loans (annualized)	3.70%	0.72%	0.96%	286.7%	411.7%
Non-accrual loans to total loans	5.14%	7.05%	7.15%	(28.1)%	(27.1)%
Non-performing assets to total assets	4.61%	5.91%	6.71%	(31.2)%	(21.9)%
Allowance for loan losses as a % of non-performing loans	26.93%	27.33%	26.03%	3.4%	(1.5)%
Allowance for loan losses to total loans	1.43%	1.97%	2.12%	(32.6)%	(27.5)%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Sussex Bank capital ratios

(c) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	December 31, 2012	December 31, 2011

Cash and due from banks	$6,268	$3,903
Interest-bearing deposits with other banks	5,400	33,597
Cash and cash equivalents	11,668	37,500

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	118,881	96,361
Securities held to maturity	5,221	4,220
Federal Home Loan Bank Stock, at cost	1,980	1,837

Loans receivable, net of unearned income	347,736	339,705
Less: allowance for loan losses	4,976	7,210
Net loans receivable	342,760	332,495

Foreclosed real estate	5,066	5,509
Premises and equipment, net	6,476	6,778
Accrued interest receivable	1,741	1,735
Goodwill	2,820	2,820
Bank owned life insurance	11,536	11,142
Other assets	6,485	6,456

Total Assets	$514,734	$506,953

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$48,375	$44,762
Interest bearing	384,061	380,614
Total Deposits	432,436	425,376

Borrowings	26,000	26,000
Accrued interest payable and other liabilities	3,039	2,788
Junior subordinated debentures	12,887	12,887

Total Liabilities	474,362	467,051

Total Stockholders' Equity	40,372	39,902

Total Liabilities and Stockholders' Equity	$514,734	$506,953

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
INTEREST INCOME
Loans receivable, including fees	$4,354	$4,588	$17,646	$18,798
Securities:
Taxable	154	325	1,148	1,314
Tax-exempt	311	289	1,138	1,168
Federal funds sold	-	1	-	4
Interest bearing deposits	5	24	35	56
Total Interest Income	4,824	5,227	19,967	21,340

INTEREST EXPENSE
Deposits	556	799	2,494	3,141
Borrowings	268	267	1,065	1,064
Junior subordinated debentures	58	58	241	222
Total Interest Expense	882	1,124	3,800	4,427

Net Interest Income	3,942	4,103	16,167	16,913
PROVISION FOR LOAN LOSSES	1,408	618	4,330	3,306
Net Interest Income after Provision for Loan Losses	2,534	3,485	11,837	13,607

OTHER INCOME
Service fees on deposit accounts	299	322	1,141	1,290
ATM and debit card fees	174	145	627	545
Bank owned life insurance	94	105	394	419
Insurance commissions and fees	592	546	2,484	2,270
Investment brokerage fees	27	42	145	145
Gain on sale of loans, held for sale	-	-	47	-
Gain on securities transactions	1,036	377	1,799	645
Loss on sale of premises and equipment	(3)	-	(9)	-
Gain (loss) on sale of foreclosed real estate	34	(36)	39	(38)
Impairment write-downs on equity securities	-	(231)	-	(231)
Other	82	61	373	238
Total Other Income	2,335	1,331	7,040	5,283

OTHER EXPENSES
Salaries and employee benefits	2,243	2,316	8,987	8,528
Occupancy, net	379	357	1,450	1,412
Furniture, equipment and data processing	313	306	1,327	1,177
Advertising and promotion	63	31	285	172
Professional fees	199	222	677	661
Director fees	85	32	321	176
FDIC assessment	165	165	681	700
Insurance	61	53	240	216
Stationary and supplies	48	62	176	184
Loan collection costs	174	218	713	824
Expenses and write-downs related to foreclosed real estate	1,080	92	2,124	414
Amortization of intangible assets	1	2	5	10
Other	390	343	1,485	1,309
Total Other Expenses	5,201	4,199	18,471	15,783

(Loss) Income before Income Taxes	(332)	617	406	3,107
PROVISION (BENEFIT) FOR INCOME TAXES	(235)	102	(329)	637
Net (Loss) Income	$(97)	$515	$735	$2,470

OTHER COMPREHENSIVE INCOME:
Unrealized gains on available for sale securities arising during the period	$(220)	$109	$1,193	$1,534
Reclassification adjustment for gain on sales included in net income	(1,036)	(146)	(1,799)	(414)
Income tax benefit (expense) related to other comprehensive income	503	15	244	(448)
Other comprehensive (loss) income, net of income taxes	(753)	(22)	(363)	672
Comprehensive (loss) income	$(850)	$493	$373	$3,142

(LOSS) EARNINGS PER SHARE
Basic	$(0.03)	$0.16	$0.23	$0.76
Diluted	$(0.03)	$0.15	$0.22	$0.74

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended December 31,
	2012			2011
	Average		Average	Average		Average
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$37,215	$471	5.03%	$28,890	$439	6.03%
Taxable	91,467	154	0.67%	60,439	324	2.13%
Total securities	128,682	625	1.93%	89,329	763	3.39%
Total loans receivable (4)	340,190	4,354	5.09%	335,753	4,589	5.42%
Other interest-earning assets	9,394	6	0.25%	44,064	24	0.22%
Total earning assets	478,266	4,985	4.15%	469,146	5,376	4.55%

Non-interest earning assets	40,958			39,951
Allowance for loan losses	(6,654)			(7,570)
Total Assets	$512,570			$501,527

Sources of Funds:
Interest bearing deposits:
NOW	$101,954	35	0.14%	$88,645	81	0.36%
Money market	13,570	7	0.21%	17,485	22	0.50%
Savings	158,245	114	0.29%	164,887	241	0.58%
Time	103,342	401	1.54%	109,877	455	1.64%
Total interest bearing deposits	377,111	557	0.59%	380,894	799	0.83%
Borrowed funds	26,016	268	4.10%	26,000	268	4.09%
Junior subordinated debentures	12,887	58	1.79%	12,887	58	1.79%
Total interest bearing liabilities	416,014	883	0.84%	419,781	1,125	1.06%

Non-interest bearing liabilities:
Demand deposits	50,846			40,108
Other liabilities	4,399			2,118
Total non-interest bearing liabilities	55,245			42,226
Stockholders' equity	41,311			39,520
Total Liabilities and Stockholders' Equity	$512,570			$501,527

Net Interest Income and Margin (5)		4,102	3.41%		4,251	3.59%
Tax-equivalent basis adjustment		(160)			(148)
Net Interest Income		$3,942			$4,103

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets on a tax equivalent basis.

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2012			2011
	Average		Average	Average		Average
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$31,397	$1,724	5.49%	$29,692	$1,770	5.96%
Taxable	86,456	1,148	1.33%	54,425	1,314	2.41%
Total securities	117,853	2,872	2.44%	84,117	3,084	3.67%
Total loans receivable (4)	339,927	17,646	5.19%	339,770	18,798	5.53%
Other interest-earning assets	18,154	35	0.19%	28,547	60	0.21%
Total earning assets	475,934	20,553	4.32%	452,434	21,942	4.85%

Non-interest earning assets	41,795			38,507
Allowance for loan losses	(7,164)			(7,314)
Total Assets	$510,565			$483,627

Sources of Funds:
Interest bearing deposits:
NOW	$96,432	164	0.17%	$81,374	386	0.47%
Money market	16,110	54	0.34%	15,505	83	0.54%
Savings	162,052	606	0.37%	168,233	1,122	0.67%
Time	106,372	1,670	1.57%	98,673	1,550	1.57%
Total interest bearing deposits	380,966	2,494	0.65%	363,785	3,141	0.86%
Borrowed funds	26,053	1,065	4.09%	26,642	1,064	3.99%
Junior subordinated debentures	12,887	241	1.87%	12,887	222	1.72%
Total interest bearing liabilities	419,906	3,800	0.90%	403,314	4,427	1.10%

Non-interest bearing liabilities:
Demand deposits	47,180			39,596
Other liabilities	2,759			2,348
Total non-interest bearing liabilities	49,939			41,944
Stockholders' equity	40,720			38,369
Total Liabilities and Stockholders' Equity	$510,565			$483,627

Net Interest Income and Margin (5)		16,753	3.52%		17,515	3.87%
Tax-equivalent basis adjustment		(586)			(602)
Net Interest Income		$16,167			$16,913

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets on a tax equivalent basis.